UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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The Prudential Investment Portfolios, Inc.

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PGIM CONSERVATIVE ALLOCATION FUND

PGIM MODERATE ALLOCATION FUND

each a series of The Prudential Investment Portfolios, Inc.

655 Broad Street

Newark, NJ 07102

The Joint Special Meeting of Shareholders of PGIM Conservative Allocation Fund and PGIM Moderate Allocation Fund, each a series of The Prudential Investment Portfolios, Inc. was adjourned until Tuesday, May 7th 2019. This will provide shareholders who have yet to cast their important vote with additional time to do so. Our records indicate that we have not received your vote. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting. In the event that sufficient votes are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies and this will result in further expenditures. By voting now you will help reduce the need for additional mailings and calls to shareholders.

After careful review, the Board of Directors has unanimously approved the proposal and recommends a vote "FOR" the merger proposal as detailed in your proxy statement.

Please see the enclosed Q&A for additional information about the proposal and potential benefits to shareholders. A copy of the proxy statement is available at www.pgiminvestments.com/fundupdates or by calling the toll-free number shown below.

You may think your vote is not important, but your participation is critical to hold the meeting, please call now.

Please Vote Today!

(866) 828-6951

YOUR VOTE IS URGENTLY NEEDED! Please vote now to be sure it is received in time for the Fund's

May 7, 2019

Joint Special Meeting of

Shareholders.

Voting takes only a few minutes.

Thank you for your participation in this

important matter.

The PGIM Conservative Allocation Fund and PGIM Moderate Allocation Fund have made it very easy for you to vote. Choose one of the following methods:

∙Speak to a proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 8am – 10pm, Sat 11am – 5pm ET)

∙Log on to the website noted on the enclosed proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

∙Call the phone number on the enclosed proxy card: Enter the control number printed on the card and follow the touchtone prompts.

∙Mail in your signed proxy card in the envelope provided.

What to do now:

1.Read the enclosed Proxy Statement.

2.Review the voting instructions provided.

3.VOTE!

Four easy ways to vote:

1.By Telephone. Have your proxy card available. Call the toll-free number on your proxy ballot card from a touch- tone telephone. Enter your control number from your card. There is no charge to you for the call. Follow the recorded instructions.

2.By Internet. Have your proxy card available. Go to the website listed on the proxy card. Enter your control number from your proxy card. Follow the instructions on the website.

3.By Mail. Please complete, date, and sign your proxy card. Mail your completed proxy ballot card in the enclosed postage-paid envelope.

4.In Person. Attend the meeting and vote your interests.

Voting by phone or Internet is available 24 hours a day, 7 days a week and must be received by 11:59 p.m. Eastern time on the day prior to the meeting.

If you have any questions before you vote, please call D.F. King & Co., Inc. toll-free at (866) 828-6951. They will be happy to help you understand the proposal and assist you in voting.

_______________________________________________________________________________________________________________

The Board of Directors of the PGIM Conservative Allocation Fund and PGIM Moderate Allocation Fund are recommending that shareholders approve the reorganizations of PGIM Conservative Allocation Fund (Conservative Allocation Fund) and PGIM Moderate Allocation Fund (Moderate Allocation Fund) into the PGIM Balanced Fund (Balanced Fund). In addition to the accompanying proxy materials, this packet provides information about the proposed reorganizations.

The Board recommends you vote to approve the proposals.

Please read the enclosed materials and vote your shares as soon as possible. The methods for voting your shares are noted above to make it as easy as possible for you. We appreciate your quick response as it will help minimize communication costs.

Continued

What's Inside

Answers to your questions about the proposed reorganizations.........................................................	2-7
Supplements to the Prospectuses...................................................................................................	11-12

Answers to questions about the proposed reorganizations of the PGIM Conservative Allocation Fund and PGIM Moderate Allocation Fund should be reviewed along with the enclosed proxy materials.

On what proposal am I being asked to vote?

Shareholders of the PGIM Conservative Allocation Fund (Conservative Allocation Fund) are being asked to approve a proposed plan of reorganization under which the assets and the liabilities of the Conservative Allocation Fund would be exchanged for shares of the PGIM Balanced Fund (Balanced Fund), and shareholders of the Conservative Allocation Fund would become shareholders of the Balanced Fund.

Shareholders of the PGIM Moderate Allocation Fund (Moderate Allocation Fund) are being asked to approve a proposed plan of reorganization under which the assets and the liabilities of the Moderate Allocation Fund would be exchanged for shares of the PGIM Balanced Fund (Balanced Fund), and shareholders of the Moderate Allocation Fund would become shareholders of the Balanced Fund.

Each reorganization is a separate transaction and shareholder approval of one reorganization is not contingent upon shareholder approval of the other reorganization. Thus, if shareholders of the Conservative Allocation Fund approve the reorganization relating to their Fund, their Fund will be reorganized, even if shareholders of the Moderate Allocation Fund do not approve the reorganization relating to their Fund.

Why are these reorganizations being proposed?

After careful review of a broad range of factors, including performance, expenses, and investment strategies of the Conservative Allocation Fund, Moderate Allocation Fund, and the Balanced Fund, the Board of Directors of each Fund determined it is in the best interest of shareholders to reorganize each of the Conservative Allocation Fund and Moderate Allocation Fund into the Balanced Fund.

How do you expect shareholders to potentially benefit from these changes?

Lower Expenses: The reorganization of the Conservative Allocation Fund into the Balanced Fund is expected to result in lower or unchanged net expenses for all share classes of the Conservative Allocation Fund.

Net Annual Fund Operating Expenses (for the
twelve-month period ended September 30,	Class A	Class B	Class C	Class R	Class R6	Class Z
2018)

PGIM Conservative Allocation Fund (pre-	1.22%1,3	1.97%3	1.97%,3	1.47%1,3	0.97%3	0.97%3
reorganization)

PGIM Balanced Fund (post-reorganization)	1.00%4	1.97%5	1.76%	1.47%2,4,5	0.65%4	0.78%

1The distributor of the Conservative Allocation Fund has contractually agreed through January 31, 2020 to reduce its distribution and service (12b-1) fees for the Fund's Class A shares to 0.25% of the average daily net assets of the Class A shares of the Fund. Additionally, the distributor of the Fund has contractually agreed through January 31, 2020 to reduce its distribution and service (12b-1) fees for the Fund's Class R shares to 0.50% of the average daily net assets of the Class R shares of the Fund. These waivers may not be terminated prior to January 31, 2020 without the prior approval of the Fund's Board of Directors.

2The distributor of the Balanced Fund has contractually agreed through January 31, 2020 to reduce its distribution and service (12b-1) fees for the Fund's Class R shares to 0.50% of the average daily net assets of the Class R shares of the Fund. This waiver may not be terminated prior to January 31, 2020 without the prior approval of the Fund's Board of Directors.

3The Manager of the Conservative Allocation Fund has contractually agreed, through January 31, 2020, to limit Total Annual Fund Operating Expenses after fee waivers and/or expense reimbursements to 0.60% of average daily net assets for Class A shares, 1.35% of average daily net assets for Class B shares, 1.35% of average daily net assets for Class C shares, 0.85% of average daily net assets for Class R shares, 0.35% of average daily net assets for Class Z shares, and 0.35% of average daily net assets for Class R6 shares. This contractual waiver excludes interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), acquired fund fees and expenses, extraordinary expenses, and certain other Fund expenses such as dividend and interest expense and broker charges on short sales. Where applicable, the Manager agrees to waive management fees or shared operating expenses on any share class to the same extent that it waives similar expenses on any other share class. In addition, Total Annual Fund Operating Expenses for Class R6 shares will not exceed Total Annual Fund Operating Expenses for Class Z shares. Fees and/or expenses waived and/or reimbursed by the Manager may be recouped by the Manager within the same fiscal year during which such waiver and/or reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This waiver may not be terminated prior to January 31, 2020 without the prior approval of the Fund's Board of Directors.

4The Manager of the Balanced Fund has contractually agreed, through January 31, 2020, to limit Total Annual Fund Operating Expenses after fee waivers and/or expense reimbursements to 1.00% of average daily net assets for Class A shares, 1.63% of average daily net assets for Class R shares and 0.65% of average daily net assets for Class R6 shares. This contractual waiver excludes interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), acquired fund fees and expenses, extraordinary expenses, and certain other Fund expenses such as dividend and interest expense and broker charges on short sales. Where applicable, the Manager agrees to waive management fees or shared operating expenses on any share class to the same extent that it waives similar expenses on any other share class. In addition, Total Annual Fund Operating Expenses for Class R6 shares will not exceed Total Annual Fund Operating Expenses for Class Z shares. Fees and/or expenses waived and/or reimbursed by the Manager may be recouped by the Manager within the same fiscal year during which such waiver and/or reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This waiver may not be terminated prior to January 31, 2020 without the prior approval of the Fund's Board of Directors.

5Upon implementation of the Conservative Allocation Fund Reorganization, the Manager will contractually agree, through, January 31, 2021, to further limit Total Annual Fund Operating Expenses to 1.97% of average daily net assets for Class B shares and 1.47% of average daily net assets for Class R shares of the proforma combined Fund.

The reorganization of the Moderate Allocation Fund into the Balanced Fund is expected to result in lower or unchanged net expenses for all share classes of the Moderate Allocation Fund.

Net Annual Fund Operating Expenses (for the
twelve-month period ended September 30,	Class A	Class B	Class C	Class R	Class R6	Class Z
2018)

PGIM Moderate Allocation Fund (pre-	1.26%1,3	2.03%3	2.03%3	1.53%1,3	1.03%3	1.03%3
reorganization)1

PGIM Balanced Fund (post-reorganization)	1.00%4	1.96%	1.76%	1.53%2,4,5	0.65%4	0.78%

1The distributor of the Moderate Allocation Fund has contractually agreed through January 31, 2020 to reduce its distribution and service (12b-1) fees for the Fund's Class A shares to 0.25% of the average daily net assets of the Class A shares of the Fund. Additionally, the distributor of the Fund has contractually agreed through January 31, 2020 to reduce its distribution and service (12b-1) fees for the Fund's Class R shares to 0.50% of the average daily net assets of the Class R shares of the Fund. These waivers may not be terminated prior to January 31, 2020 without the prior approval of the Fund's Board of Directors.

2The distributor of the Balanced Fund has contractually agreed through January 31, 2020 to reduce its distribution and service (12b-1) fees for the Fund's Class R shares to 0.50% of the average daily net assets of the Class R shares of the Fund. This waiver may not be terminated prior to January 31, 2020 without the prior approval of the Fund's Board of Directors.

3The Manager of the Moderate Allocation Fund has contractually agreed, through January 31, 2020, to limit Total Annual Fund Operating Expenses after fee waivers and/or expense reimbursements to 0.60% of average daily net assets for Class A shares, 1.35% of average daily net assets for Class B shares, 1.35% of average daily net assets for Class C shares, 0.85% of average daily net assets for Class R shares, 0.35% of average daily net assets for Class Z shares, and 0.35% of average daily net assets for Class R6 shares. This contractual waiver excludes interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), acquired fund fees and expenses, extraordinary expenses, and certain other Fund expenses such as dividend and interest expense and broker charges on short sales. Where applicable, the Manager agrees to waive management fees or shared operating expenses on any share class to the same extent that it waives similar expenses on any other share class. In addition, Total Annual Fund Operating Expenses for Class R6 shares will not exceed Total Annual Fund Operating Expenses for Class Z shares. Fees and/or expenses waived and/or reimbursed by the Manager may be recouped by the Manager within the same fiscal year during which such waiver and/or reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This waiver may not be terminated prior to January 31, 2020 without the prior approval of the Fund's Board of Directors.

4The Manager of the Balanced Fund has contractually agreed, through January 31, 2020, to limit Total Annual Fund Operating Expenses after fee waivers and/or expense reimbursements to 1.00% of average daily net assets for Class A shares, 1.63% of average daily net assets for Class R shares and 0.65% of average daily net assets for Class R6 shares. This contractual waiver excludes interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), acquired fund fees and expenses, extraordinary expenses, and certain other Fund expenses such as dividend and interest expense and broker charges on short sales. Where applicable, the Manager agrees to waive management fees or shared operating expenses on any share class to the same extent that it waives similar expenses on any other share class. In addition, Total Annual Fund Operating Expenses for Class R6 shares will not exceed Total Annual Fund Operating Expenses for Class Z shares. Fees and/or expenses waived and/or reimbursed by the Manager may be recouped by the Manager within the same fiscal year during which such waiver and/or reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This waiver may not be terminated prior to January 31, 2020 without the prior approval of the Fund's Board of Directors.

5Upon implementation of the Moderate Allocation Fund Reorganization, the Manager will contractually agree, through January 31, 2021, to further limit Total Annual Fund Operating Expenses to 1.53% of average daily net assets for Class R shares of the proforma combined Fund.

Stronger Historical Performance: Performance of the Balanced Fund is stronger than that of each the Conservative Allocation Fund and Moderate Allocation Fund as of the one-, three-, five-, and ten-year periods ended October 31, 2018 for the same periods.

Net Performance as of October 31, 2018

	3-Month	1-Year	3-Year	5-Year	10-Year

PGIM Conservative Allocation Fund (Class Z)	-3.33%	-0.41%	4.24%	3.67%	7.05%

PGIM Moderate Allocation Fund (Class Z)	-5.30%	-0.54%	5.70%	4.90%	8.67%

PGIM Balanced Fund (Class Z)	-3.51%	1.89%	6.60%	7.11%	9.57%

Past performance does not guarantee future results, and current performance may be lower or higher than the past performance data quoted. The investment return and principal value will fluctuate, and shares, when sold, may be worth more or less than the original cost. For the most recent month-end performance of the PGIM Funds listed, visit www.pgiminvestments.com. PGIM Conservative Allocation Fund: Z shares do not carry a sales charge. Gross operating expenses: Class Z, 1.09%. Net operating expenses: Class Z, 0.97%. PGIM Moderate Allocation Fund: Z shares do not carry a sales charge. Gross operating expenses: Class Z, 1.49%. Net operating expenses: Class Z, 1.03%. PGIM Balanced Fund: Z shares do not carry a sales charge. Gross operating expenses: Class Z, 0.88%. Net operating expenses: Class Z, 0.78%.

Total return describes the return to the investor after net operating expense but before any sales charges are imposed. SEC standardized return describes the return to the investor after net operating expense and maximum sales charges are imposed. All returns assume share price changes as well as the compounding effect of reinvested dividends and capital gains. Returns may reflect fee waivers and/or expense reimbursements. Without such, returns would be lower. All returns 1-year or less are cumulative.

Class R6 and Z shares may be available to group retirement plans and institutional investors through certain retirement, mutual fund wrap and asset allocation programs. They may also be eligible to institutional investors at a $5,000,000 investment minimum. Class A, C, and Z shares are generally closed to new retirement plans. Please see the prospectus for additional information about fees, expenses, and investor eligibility. All data is unaudited and subject to change.

Similar Investment Objectives, Policies and Strategies: The Funds have similar investment objectives and have similar principal investment policies, as outlined below. For additional comparative information regarding the Funds' policies, please see the N-14 Proxy/Prospectus

	PGIM Conservative	PGIM Moderate Allocation	PGIM Balanced Fund
Allocation Fund (Merging
Fund Name		Fund (Merging Fund)	(Acquiring Fund)
Fund)

Investment	Current income and a	Capital appreciation and a	Income and long-term growth
Objective	reasonable level of capital	reasonable level of current	of capital.
	appreciation.	income.

Investment	The Fund is a fund-of-funds	The Fund is a fund-of-funds	The Fund invests directly in
Policies and	that invests approximately	that invests approximately	portfolio securities, and
Strategies	60% (may range from 55%-	65% (range from 60%-70%)	generally invests 45% - 70%
	65%) of its total assets in	of its assets in PGIM	of its total assets in equity
	PGIM underlying funds that	underlying funds that invest	securities and 30% - 55% in
	invest primarily in fixed	primarily in equity securities,	fixed income securities.
	income securities, with the	with the remainder invested in
	remainder invested in equity	fixed income securities.
securities.

Benchmarks	Conservative Customized	Moderate Customized Blend	Customized Blend Index
	Blend Index	Index	• S&P 500 Index (50%)
	• Russell 3000 Index (25.5%)	• Russell 3000 Index (45%)	• Russell 2000 Index (5%)
	• MSCI ACWI ex-US Index	• MSCI ACWI ex-US (15%)	• MSCI EAFE ND Index
	(10%)	• Bloomberg Barclays U.S.	(5%)
	• Bloomberg Barclays U.S.	Aggregate Bond Index	• Bloomberg Barclays U.S.
	Aggregate Bond Index	(19%)	Aggregate Bond Index
	(29%)	• Barclays 1-3 Year	(40%)
	• Bloomberg Barclays 1-3	Government/Credit Index	Bloomberg Barclays U.S.
	Year Government/Credit	(14%)
	Index (29%)	• FTSE EPRA/NAREIT	Aggregate Bond Index
	• FTSE EPRA/NAREIT	Developed Net Index (5%)	S&P 500 Index
	Developed Net Index (5%)	• Citigroup 3-Month T-Bill
	• Citigroup 3-Month T-Bill	Index (2%)
	Index (1.5%)	S&P 500 Index
S&P 500 Index

Russell 1000 Index

Who is the manager of the PGIM Balanced Fund?

PGIM Investments LLC serves as investment adviser to the PGIM Balanced Fund. As of September 30, 2018, PGIM Investments LLC had total assets under management of approximately $286 billion. The PGIM Balanced Fund is subadvised by Quantitative Management Associates LLC (QMA) and PGIM Fixed Income. QMA is a registered investment adviser, and a wholly-owned and independently operated subsidiary of PGIM, Inc. QMA currently manages about $128.1 billion in assets (as of September 30, 2018) and covers core, value, international, index-based, and asset allocation strategies. PGIM Fixed Income currently manages about $729 billion (as of September 30, 2018). QMA subadvises the Conservative Allocation Fund and Moderate Allocation Fund as well.

What are the NASDAQ and CUSIP symbols for the Funds?

PGIM Conservative Allocation Fund	TA Fund Number	Ticker	CUSIP
(Merging Fund)

PGIM Conservative Allocation Fund CL A	1509	JDUAX	74437E750

PGIM Conservative Allocation Fund CL B	1510	JDABX	74437E743

PGIM Conservative Allocation Fund CL C	1511	JDACX	74437E735

PGIM Conservative Allocation Fund CL R	1542	JDARX	74437E628

PGIM Conservative Allocation Fund CL R6	1164	JDAQX	74437E453

PGIM Conservative Allocation Fund CL Z	1512	JDAZX	74437E784

PGIM Moderate Allocation Fund	TA Fund Number	Ticker	CUSIP
(Merging Fund)

PGIM Moderate Allocation Fund CL A	1505	JDTAX	74437E727

PGIM Moderate Allocation Fund CL B	1506	JDMBX	74437E719

PGIM Moderate Allocation Fund CL C	1507	JDMCX	74437E693

PGIM Moderate Allocation Fund CL R	1543	JMARX	74437E610

PGIM Moderate Allocation Fund CL R6	1166	JDTQX	74437E438

PGIM Moderate Allocation Fund CL Z	1508	JDMZX	74437E776

PGIM Balanced Fund (Acquiring Fund)	TA Fund Number	Ticker	CUSIP

PGIM Balanced Fund CL A	296	PIBAX	74437E883

PGIM Balanced Fund CL B	297	PBFBX	74437E875

PGIM Balanced Fund CL C	356	PABCX	74437E867

PGIM Balanced Fund CL R	1523	PALRX	74437E636

PGIM Balanced Fund CL R6	1163	PIBQX	74437E461

PGIM Balanced Fund CL Z	160	PABFX	74437E859

If each reorganization is approved, when will the proposed reorganization go into effect?

If approved, each reorganization is expected to occur in second quarter 2019. However, such date may change if the shareholder meeting is adjourned one or more times. Each reorganization is a separate transaction and shareholder approval of one reorganization is not contingent upon shareholder approval of the other reorganization. Thus, if shareholders of the Conservative Allocation Fund approve the reorganization relating to their Fund, their Fund will be reorganized, even if shareholders of the Moderate Allocation Fund do not approve the reorganization relating to their Fund.

Are the reorganizations considered a taxable event for federal income tax purposes?

We do not expect either reorganization to result in a taxable gain or loss for U.S. federal income tax purposes. Sales by the Conservative Allocation Fund and Moderate Allocation Fund of portfolio securities prior to the reorganization may result in realized gains or losses on such securities. Net realized gains in excess of prior year capital loss carryforward (if any) would be distributed to shareholders of the Balanced Fund prior to the merger and would be a taxable distribution for shareholders who do not hold their shares in a tax-advantaged account. See the combined proxy statement and prospectus for more information.

What if there are not enough votes to approve the proposed reorganizations by the scheduled shareholder meeting date?

If there are not enough votes to approve the reorganizations by April 22, 2019, the shareholder meeting date, the meeting may be adjourned. The meetings may be adjourned for a reasonable amount of time in accordance with the organization documents of each respective merging fund and applicable state laws. If sufficient votes are not obtained by those dates, the reorganizations will not occur and PGIM Investments will continue to work with the

Board to pursue an outcome in the best interests of the Funds' shareholders. It is important to note that shareholder approval of one reorganization is not contingent upon shareholder approval of another. Thus, if shareholders of the Conservative Allocation Fund approve the reorganization of that Fund into the Balanced Fund, the Conservative Allocation Fund will be reorganized, even if shareholders of the Moderate Allocation Fund do not approve the reorganization of that Fund into the Balanced Fund, and vice versa.

Can a financial professional vote on my behalf?

Under existing NYSE rules, brokers, banks, and other nominees are not expected to be entitled to vote fund shares with respect to the proposals unless the beneficial owner gives specific instructions for the vote or the financial professional has discretion to vote. The Conservative Allocation Fund and Moderate Allocation Fund will forward proxy materials to brokers who are the record owners for beneficial owners. When a broker is unable to cast a vote because no specific instructions have been given, and the broker executes and returns an unvoted proxy ballot card, the resulting "broker non-vote" counts toward establishing a quorum for the meeting. If sufficient votes for a quorum have not been obtained, the Conservative Allocation Fund and Moderate Allocation Fund may request that one or more brokers submit a specific number of broker non-votes in order to obtain a quorum which will give the Fund the ability to formally open the polls and present the proposal to vote on. The Conservative Allocation Fund and Moderate Allocation Fund will only request these broker non-votes if it believes that this action will result in sufficient shareholder votes to approve a proposal at the meeting. Consequently, shareholders who oppose a proposal should vote against it.

How do I vote my shares?

You can vote your shares 24 hours a day, 7 days a week by telephone, by mail via the enclosed proxy ballot card, or by Internet. You can also vote your shares by attending the meeting. If you hold either the Conservative Allocation Fund and Moderate Allocation Fund within a brokerage account and receive statements directly from your bank or broker, please follow the instructions provided on your proxy card. Please see the enclosed proxy materials for complete details.

How many votes am I entitled to cast?

You may cast one vote for each share of either the Conservative Allocation Fund or Moderate Allocation Fund you own on the record date, which is January 28, 2019.

How do I sign the proxy ballot card?

Individual accounts: Shareholders should sign exactly as their names appear on the account registration shown on the proxy ballot cards. Joint accounts: Both owners must sign, and the signatures must conform exactly to the names shown on the account registration. All other accounts: The person signing must indicate his or her role in the account. For example, a trustee for a trust should include his or her title when signing, such as "Jane Doe, Trustee," or an authorized officer of a company should indicate his or her position with the company, such as "John Smith, President."

Whom do I call for more information?

Contact D.F. King & Co., Inc., the proxy solicitor for the Conservative Allocation Fund and Moderate Allocation Fund, at (866) 828-6951 toll-free for additional information regarding the proxy or for a replacement proxy card. They will be happy to help you understand the proposals and assist you in voting.

Appendix

Standard Annualized SEC Performance as of 12/31/2018.

	1-Year	3-Year	5-Year	10-Year

PGIM Conservative Allocation Fund Class Z1	-4.62%	3.97%	2.93%	6.75%
Customized Blend Index2	-2.38%	3.99%	3.49%	6.17%
PGIM Moderate Allocation Fund Class Z3	-7.66%	4.72%	3.44%	8.36%
Customized Blend Index4	-4.34%	5.58%	4.67%	8.50%
PGIM Balanced Fund5	-5.19%	5.44%	5.42%	9.23%
Customized Blend Index6	-3.17%	6.12%	5.66%	9.07%

1PGIM Conservative Allocation Fund

Past performance does not guarantee future results and current performance may be lower or higher than the past performance data quoted. The investment return and principal value will fluctuate, and shares, when sold, may be worth more or less than the original cost. For the most recent month-end performance, visit our website at pgiminvestments.com. Maximum sales charges:

Class A, 5.5%; Class C, 1.0%. Gross operating expenses: Class A, 1.28%; Class B, 2.33%; Class C, 2.01%; Class R, 10.06%; Class

R6, 95.55%; Class Z, 1.09%. Net operating expenses apply to: Class A, 1.22%; Class B, 1.97%; Class C, 1.97%; Class R, 1.47%;

Class R6, 0.97%; Class Z, 0.97%. Class B shares are closed. Inception date: Class Z, 3/30/2004.

2Customized Blend Index is unmanaged and is intended to provide a theoretical comparison to the Fund's performance based on the amounts allocated to each asset class. Russell 3000® Index (25.5%) measures the performance of the largest 3,000 U.S. companies; MSCI All Country World Index ex-U.S. (10%) is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed and emerging markets, excluding the U.S. It comprises approximately 22 developed and 23 emerging market country indexes; Bloomberg Barclays U.S. Aggregate Bond Index (29%) covers the USD-denominated, investment- grade, fixed-rate or step up, taxable bond market of SEC-registered securities and includes bonds from Treasury, Government- Related, Corporate, MBS (agency fixed-rate & hybrid ARM passthroughs), ABS, & CMBS sectors. Securities included in the index must have at least 1 year until final maturity & be rated investment-grade (Baa3/ BBB-/BBB-) or better using middle rating of Moody's, S&P, & Fitch, (29%) is considered representative of the performance of short-term U.S. corporate bonds and U.S. government bonds with maturities from one to three years; FTSE ERPA/ NARIET Developed Index (5%) is designed to track the performance of listed real estate companies and REITs worldwide; FTSE US Treasury Bill (1.5%) represents monthly return equivalents of yield averages of the last 3 month Treasury Bill issues.

3PGIM Moderate Allocation Fund

Past performance does not guarantee future results and current performance may be lower or higher than the past performance data quoted. The investment return and principal value will fluctuate, and shares, when sold, may be worth more or less than the original cost. For the most recent month-end performance, visit our website at pgiminvestments.com. Maximum sales charges:

Class A, 5.5%; Class C, 1.0%. Gross operating expenses: Class A, 1.31%; Class B, 2.27%; Class C, 2.05%; Class R, 12.32%; Class

R6, 305.36%; Class Z, 1.49%. Net operating expenses apply to: Class A, 1.26%; Class B, 2.03%; Class C, 2.03%; Class R, 1.53%;

Class R6, 1.03%; Class Z, 1.03%. Class B shares are closed. Inception date: Class Z, 3/30/2004.

4Customized Blend Index is unmanaged and is intended to provide a theoretical comparison to the Fund's performance based on the amounts allocated to each asset class. Russell 3000® Index (45%) measures the performance of the largest 3,000 U.S. companies; MSCI All Country World Index ex-U.S. (15%) is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed and emerging markets, excluding the U.S. It comprises approximately 22 developed and 23 emerging market country indexes; Bloomberg Barclays U.S. Aggregate Bond Index (19%) covers the USD-denominated, investment- grade, fixed-rate or step up, taxable bond market of SEC-registered securities and includes bonds from Treasury, Government- Related, Corporate, MBS (agency fixed-rate & hybrid ARM passthroughs), ABS, & CMBS sectors. Securities included in the index must have at least 1 year until final maturity & be rated investment-grade (Baa3/ BBB-/BBB-) or better using middle rating of Moody's, S&P, & Fitch (14%) is considered representative of the performance of short-term U.S. corporate bonds and U.S. government bonds with maturities from one to three years; FTSE ERPA/ NARIET Developed Index (5%) is designed to track the performance of listed real estate companies and REITs worldwide. FTSE US Treasury Bill Index (2%) represents monthly return equivalents of yield averages of the last 3 month Treasury Bill issues.

5PGIM Balanced Fund

Past performance does not guarantee future results and current performance may be lower or higher than the past performance data quoted. The investment return and principal value will fluctuate, and shares, when sold, may be worth more or less than the original cost. For the most recent month-end performance, visit our website at pgiminvestments.com. Maximum sales charges:

Class A, 5.5%; Class C, 1.0%. Gross operating expenses: Class A, 1.17%; Class B, 2.13%; Class C, 1.87%; Class R, 2.88%; Class

R6, 11.31%; Class Z, 0.88%. Net operating expenses apply to: Class A, 1.00%; Class B, 2.03%; Class C, 1.77%; Class R, 1.63%;

Class R6, 0.65%; Class Z, 0.78%. Class B shares are closed. Inception date: Class Z, 1/4/1993.

6Customized Blend Index is unmanaged and intended to provide a theoretical comparison to the Fund's performance based on the amounts allocated to each asset class. S&P 500 Index (50%) provides a broad indicator of domestic stock price movements in large cap stocks; Bloomberg Barclays U.S. Aggregate Bond (40%) includes investment grade securities issued by the U.S. government, its agencies, and by corporations with between 1 and 10 years remaining to maturity; Russell 2000 Index (5%) contains the 2,000 smallest U.S. companies included in the Russell 3000 Index, which gives a broad look at how stock prices of smaller companies have performed; and MSCI EAFE Index (5%) reflects stock price movements in Europe, Australasia, and the Far East. An investment cannot be made directly in an index.

Total return describes the return to the investor after net operating expense but before any sales charges are imposed. SEC standardized return describes the return to the investor after net operating expense and maximum sales charges are imposed. All returns assume share price changes as well as the compounding effect of reinvested dividends and capital gains. Returns may reflect fee waivers and/or expense reimbursements. Without such, returns would be lower. All returns 1-year or less are cumulative.

Class R6 and Z shares may be available to group retirement plans and institutional investors through certain retirement, mutual fund wrap and asset allocation programs. They may also be eligible to institutional investors at a $5,000,000 investment minimum. Class A, C, and Z shares are generally closed to new retirement plans. Please see the prospectus for additional information about fees, expenses, and investor eligibility. All data is unaudited and subject to change.

Definitions

S&P 500 Index is an unmanaged index of 500 stocks of large U.S. companies. It provides a broad indicator of stock price movements. An investment cannot be made directly in an index. Russell 3000 Index measures the performance of the largest 3,000 U.S. companies. MSCI ACWI ex-U.S. is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed and emerging markets, excluding the U.S. It comprises approximately 22 developed and 23 emerging market country indexes. Bloomberg Barclays U.S. Aggregate Bond Index covers the USD-denominated, investment-grade, fixed-rate or step up, taxable bond market of SEC-registered securities and includes bonds from Treasury, Government- Related, Corporate, MBS (agency fixed-rate & hybrid ARM passthroughs), ABS, & CMBS sectors. Securities included in the index must have at least 1 year until final maturity & be rated investment-grade (Baa3/ BBB-/BBB-) or better using middle rating of Moody's, S&P, & Fitch, (29%) is considered representative of the performance of short-term U.S. corporate bonds and U.S. government bonds with maturities from one to three years. FTSE ERPA/ NARIET Developed Index is designed to track the performance of listed real estate companies and REITs worldwide. Russell 2000 Index contains the 2,000 smallest U.S. companies included in the Russell 3000 Index, which gives a broad look at how stock prices of smaller companies have performed. MSCI EAFE Index reflects stock price movements in Europe, Australasia, and the Far East. Bloomberg Barclays U.S. Government/Credit

1-3 Year Index is the 1-3 Yr component of the Barclays U.S. Government/Credit Index. It includes securities in the Bloomberg Barclays U.S. Government and U.S. Credit Indices. Citigroup 3-month T-Bill Index measures monthly return equivalents of yield averages that are not marked to market and consists of the last three three-month Treasury bill issues. All indexes are unmanaged and do not reflect deductions for any sales charges, operating expenses of a mutual fund, or taxes. Returns would be lower if they included the effect of these expenses.

All indexes are unmanaged and do not reflect deductions for any sales charges, operating expenses of a mutual fund, or taxes. Returns would be lower if they included the effect of these expenses.

Mutual fund investing involves risks. The investment return and principal value will fluctuate, and the investment, when sold, may be worth more or less than the original cost. There is no guarantee a fund's objectives will be achieved. The risks associated with each fund are explained more fully in each fund's respective prospectus. For tax advice, clients should consult their tax professional regarding their particular situation.

PGIM Conservative Allocation Fund Risks: As a fund-of-funds, the value of an investment in the Fund will be related, to a substantial degree, to the investment performance of the underlying funds in which it invests. The Fund is exposed to the same types of risks as the underlying funds in which it invests. These risks include small- and mid-cap stocks, which may be subject to more erratic market movements than large-cap stocks; high yield ("junk") bonds, which are subject to greater credit and market risks; short sales, which involve costs and the risks of potentially unlimited losses; foreign securities, which are subject to currency fluctuation and political uncertainty; leveraging techniques, which may magnify losses; derivative securities, which may carry market, credit, and liquidity risks; and credit, interest rate, and prepayment bond risks. Fixed income investments are subject to interest rate risk, and their value will decline as interest rates rise. The subadviser may allocate assets to an asset class that underperforms other assets classes. The Fund is non-diversified so its assets may be concentrated in fewer securities than those of other funds. Therefore, a decline in the value of those investments would cause the Fund's overall value to decline to a greater degree. These risks may increase the Fund's share price volatility. There is no guarantee the Fund's objective will be achieved.

PGIM Moderate Allocation Fund Risks: As a fund-of-funds, the value of an investment in the Fund will be related, to a substantial degree, to the investment performance of the underlying funds in which it invests. The Fund is exposed to the same types of risks as the underlying funds in which it invests. These risks include small- and mid- cap stocks, which may be subject to more erratic market movements than large-cap stocks; high yield ("junk") bonds, which are subject to greater credit and market risks; foreign securities, which are subject to currency fluctuation and political uncertainty; short sales, which involve costs and the risks of potentially unlimited losses; leveraging techniques, which may magnify losses; and derivative securities, which may carry market, credit, and liquidity risks; and credit, interest rate, and prepayment bond risks. Fixed income investments are subject to interest rate risk, and their value will decline as interest rates rise. The subadviser may allocate assets to an asset class that underperforms other assets classes. The Fund is non-diversified so its assets may be concentrated in fewer securities than those of other funds. Therefore, a decline in the value of those investments would cause the Fund's overall value to decline to a greater degree. These risks may result in greater share price volatility. There is no guarantee the Fund's objective will be achieved.

PGIM Balanced Fund Risks: The Fund may not be appropriate for all investors. The Fund may invest in certain sectors, increasing its vulnerability to any single economic, political, or regulatory developments; high yield ("junk") bonds, which are subject to greater credit and market risks; mortgage-backed and asset-backed securities, which are subject to prepayment, extension, and interest rate risks, where the value will decline as interest rates rise; money market securities which are generally view as low risk investments but are nevertheless subject to credit, market, prepayment, and interest rate risk; small-and mid-cap stocks, which may be subject to more erratic market movement then large-cap stocks; foreign securities, which are subject to currency fluctuation and political uncertainty; short sales, which involve costs and the risk of potentially unlimited losses; leveraging techniques, which may magnify losses; U.S. government securities and agency securities are backed by the full faith and credit of the U.S. government, are less volatile than equity investments, and provide a guaranteed return of principal at maturity; and derivative securities, which may carry market, credit, and liquidity risks. Fixed income investments are subject to interest rate risk, and their value will decline as interest rates rise. Diversification does not assure a profit or loss in declining markets. These risks may increase the Fund's share price volatility. There is no guarantee the Fund's objective will be achieved.

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Every vote is important, whether your Fund holdings are large or small. Please review the materials and return your proxy ballot card by mail, vote online, or call in your vote today.

Class R6 (formerly Class Q) and Class Z shares may be available to group retirement plans and institutional investors through certain retirement, mutual fund wrap and asset allocation programs, and to institutions at an investment minimum of $5,000,000. Performance by share class may vary. Other share classes, which contain either a sales load or a contingent deferred sales charge, are also available. These expenses could lower total fund return. Please see the prospectus for additional information about fees, expenses and investor eligibility requirements.

This material is being provided for informational or educational purposes only and does not take into account the investment objectives or financial situation of any client or prospective clients. The information is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. Clients seeking information regarding their particular investment needs should contact a financial professional.

Class R6 (formerly Class Q) and Class Z shares are available only to eligible investors. Please see the prospectus for eligibility requirements.

Consider a fund's investment objectives, risks, charges, and expenses carefully before investing. The prospectus and the summary prospectus contain this and other information about the fund. Contact the PGIM Investments Sales Desk at (800) 257-3893 to obtain the prospectus and the summary prospectus. Read them carefully before investing.

Mutual funds are distributed by Prudential Investment Management Services LLC, a Prudential Financial company. QMA is the primary business name of Quantitative Management Associates LLC, a wholly owned subsidiary of PGIM. QMA and PGIM are registered investment advisers and Prudential Financial companies. © 2019 Prudential Financial, Inc. and its related entities. QMA, Quantitative Management Associates, PGIM, and the PGIM logo are service marks of Prudential Financial, Inc. and its related entities, registered in many jurisdictions worldwide.

Mutual Funds: Are not insured by the FDIC or any federal government agency | May lose value | Are not a deposit of or guaranteed by any bank or any bank affiliate

PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

PGIM Conservative Allocation Fund

Supplement dated December 11, 2018 to the Currently Effective

Prospectus, Summary Prospectus and Statement of Additional Information

Proposed Reorganization

The Board of Directors of Prudential Investment Portfolios, Inc., on behalf of PGIM Conservative Allocation Fund

"Conservative Allocation Fund") and the Board of Directors of Prudential Investment Portfolios, Inc., on behalf of PGIM Balanced Fund ("Balanced Fund," and, together with the Conservative Allocation Fund, the "Funds") recently approved the reorganization of the Conservative Allocation Fund into the Balanced Fund.

Pursuant to this proposal, the assets and liabilities of the Conservative Allocation Fund would be exchanged for shares of the Balanced Fund. The Balanced Fund shares to be received by the Conservative Allocation Fund shareholders in the reorganization would be equal in value and of the same class, and each share class would be subject to the same distribution fees, account maintenance fees, and sales charges, including contingent deferred sales charges, if any, as the Conservative

Allocation Fund shares held by such shareholders immediately prior to the reorganization.

Under the terms of this proposal, Conservative Allocation Fund shareholders would become shareholders of Balanced Fund. No sales charges would be imposed in connection with the proposed transaction. The Conservative Allocation Fund and the

Balanced Fund anticipate obtaining an opinion of counsel to the effect that the reorganization transaction will not result in the recognition of gain or loss for federal income tax purposes by either Fund or its shareholders.

The reorganization is subject to approval by the shareholders of the Conservative Allocation Fund. It is anticipated that a proxy statement/prospectus relating to the reorganization transaction will be mailed to the shareholders during the first quarter of 2019 and that the special meeting of Conservative Allocation Fund shareholders will be held on or about April

2019. If the required shareholder approvals are obtained and all required closing conditions are satisfied, including receipt of the above-described tax opinion, it is expected that the reorganization transaction will be completed during the second quarter of 2019 or as soon as reasonably practicable once shareholder approval is obtained.

If Conservative Allocation Fund shareholders approve the reorganization, the Conservative Allocation Fund is expected to distribute its realized capital gains, if any, to its shareholders prior to the closing date. Conservative Allocation Fund shareholders who do not hold their shares in a tax-advantaged account may receive a taxable capital gain distribution. In addition, it is currently anticipated that all or a portion of the Conservative Allocation Fund's portfolio holdings will be sold prior to the closing of the reorganization, and the Conservative Allocation Fund is expected to realize capital gain or loss in connection with those sales. If the Conservative Allocation Fund realizes capital gains, those gains may increase the capital gain distribution paid to shareholders.

This document is not an offer to sell shares of the Balanced Fund, nor is it a solicitation of an offer to buy any such shares or of any proxy. Please read the proxy statement/prospectus carefully, when it is available, because it contains important information about the reorganization and the Balanced Fund.

PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

PGIM Moderate Allocation Fund

Supplement dated December 11, 2018 to the Currently Effective

Prospectus, Summary Prospectus and Statement of Additional Information

Proposed Reorganization

The Board of Directors of Prudential Investment Portfolios, Inc., on behalf of PGIM Moderate Allocation Fund ("Moderate Allocation Fund") and the Board of Directors of Prudential Investment Portfolios, Inc., on behalf of PGIM Balanced Fund ("Balanced Fund," and, together with the Moderate Allocation Fund, the "Funds") recently approved the reorganization of the Moderate Allocation Fund into the Balanced Fund.

Pursuant to this proposal, the assets and liabilities of the Moderate Allocation Fund would be exchanged for shares of the Balanced Fund. The Balanced Fund shares to be received by the Moderate Allocation Fund shareholders in the reorganization would be equal in value and of the same class, and each share class would be subject to the same distribution fees, account maintenance fees, and sales charges, including contingent deferred sales charges, if any, as the Moderate Allocation Fund shares held by such shareholders immediately prior to the reorganization.

Under the terms of this proposal, Moderate Allocation Fund shareholders would become shareholders of Balanced Fund. No sales charges would be imposed in connection with the proposed transaction. The Moderate Allocation Fund and the Balanced Fund anticipate obtaining an opinion of counsel to the effect that the reorganization transaction will not result in the recognition of gain or loss for federal income tax purposes by either Fund or its shareholders.

The reorganization is subject to approval by the shareholders of the Moderate Allocation Fund. It is anticipated that a proxy statement/prospectus relating to the reorganization transaction will be mailed to the shareholders during the first quarter of 2019 and that the special meeting of Moderate Allocation Fund shareholders will be held on or about April 2019. If the required shareholder approvals are obtained and all required closing conditions are satisfied, including receipt of the above- described tax opinion, it is expected that the reorganization transaction will be completed during the second quarter of 2019 or as soon as reasonably practicable once shareholder approval is obtained.

If Moderate Allocation Fund shareholders approve the reorganization, the Moderate Allocation Fund is expected to distribute its realized capital gains, if any, to its shareholders prior to the closing date. Moderate Allocation Fund shareholders who do not hold their shares in a tax-advantaged account may receive a taxable capital gain distribution. In addition, it is currently anticipated that all or a portion of the Moderate Allocation Fund's portfolio holdings will be sold prior to the closing of the reorganization, and the Moderate Allocation Fund is expected to realize capital gain or loss in connection with those sales. If the Moderate Allocation Fund realizes capital gains, those gains may increase the capital gain distribution paid to shareholders.

This document is not an offer to sell shares of the Balanced Fund, nor is it a solicitation of an offer to buy any such shares or of any proxy. Please read the proxy statement/prospectus carefully, when it is available, because it contains important information about the reorganization and the Balanced Fund.